PRESS RELEASE
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STEELCLOUD                                        V-ONE
Transforming technology into results              Security for a Connected World



FOR IMMEDIATE RELEASE
STEELCLOUD CONTACT:             V-ONE MEDIA/IR:
William D. Hughes               Rick Eisenberg
SteelCloud Inc.                 Eisenberg Communications
(703) 450-0400, ext. 5124       (212)496-6828



         STEELCLOUD SIGNS LETTER OF INTENT TO ACQUIRE V-ONE CORPORATION

    EXECUTES STRATEGIC PUSH INTO FEDERAL AND COMMERCIAL ENTERPRISE SECURITY

Dulles, VA and Germantown, MD - May 20, 2004 - SteelCloud Inc. (Nasdaq: SCLD), a leading supplier of network security solutions, and V-ONE (OTCPK: VNEC), the pioneer in the development of secure access solutions using application layer SSL VPN (secure socket layer - virtual private network) technology, announced today they have signed a letter of intent for SteelCloud to acquire V-ONE in an all stock transaction valued at approximately $16 million inclusive of transition expenses. The companies expect a definitive agreement to be signed within the next 30 days.

The transaction contemplates that V-ONE common shareholders would receive one SteelCloud common share in exchange for approximately 8.5 V-ONE common shares. The management and respective Boards of Directors of SteelCloud and V-ONE have approved this transaction subject to completion of the definitive agreement and shareholder approval.

V-ONE's SSL VPN security products are the most secure, cost effective and easiest to manage solutions for the remote, wireless and satellite markets. V-ONE has invested over $65 million in developing patented standards-based products, and currently holds eight technology patents. These patents represent the foundation for implementing application layer SSL VPN solutions, which are fast becoming the new worldwide standard for secure remote access. V-ONE technology is already deployed in critical homeland security applications by U.S. government agencies including the National Security Agency; the FBI LEO/RISS (Law Enforcement Online - Regional Information Sharing System) programs which now secure over 100,000 users; the Departments of Defense and Treasury as well as by major companies in healthcare, banking & finance, transportation and high-tech.

"Eighteen  months ago we put  together  a plan to  transform  SteelCloud  into a world-class network security solutions provider," said Thomas P. Dunne, SteelCloud Chairman and CEO. "Since then, we've made substantial investments in intellectual property, formed partnerships, developed SteelCloud appliances, acquired Asgard Technologies and expanded our world-wide distribution through channel partnerships. V-ONE is a strategic and vital component of this strategy. Their SSL VPN patented technology, integrated with Asgard software, will give us an clear leadership position in several of the world's fastest growing security markets."

"Leading analysts now agree that SSL VPN is becoming the dominant method for secure remote access," said V-ONE CEO & president, Margaret E. Grayson. "Our SSL VPN technology has been in development for more than ten years. With SteelCloud's financial resources, security software and appliance technology we'll be able to leverage our SSL VPN security patents into products with clear and meaningful product differentiation."

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ABOUT STEELCLOUD

SteelCloud is a leading provider of network security appliances and consulting solutions. The ISO 9001:2000 certified company develops security solutions with some of the world's premiere software and technology companies. ISO certification is an assurance that a company is dedicated to the highest quality products and service, and has procedures in place for continuous quality improvement in all aspects of the organization's business. With a 17-year history of delivering complex server solutions to major corporate and public sector enterprises, the company has won numerous awards for technical excellence and customer services. SteelCloud's comprehensive engineering, product development, and support infrastructure provides a unique capability for rapidly developing cost effective, high performance, hardened network appliances. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com.

ABOUT V-ONE CORPORATION

Providing enterprise-level network security protection since 1993, V-ONE Corporation's flagship product is SmartGate(R), a client/server Virtual Private Network technology. Fortune 1000 corporations, healthcare organizations and sensitive government agencies worldwide use SmartGate for their integrated authentication, encryption and access control. With its patented client deployment and management capabilities, SmartGate is a compelling solution for remote access intranets and secure extranets for electronic business between trading partners, for both conventional and wireless networks. V-ONE is headquartered in Germantown, MD. Product and network security information, white papers and the company's latest news releases may be accessed via www.v-one.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

V-ONE, SmartGate, SmartGuard, SmartPass, SmartWall and "Security for a Connected World" are trademarks or registered trademarks of V-ONE Corporation. All product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

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